As filed with the Securities and Exchange Commission on June 8, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMMURON LIMITED

(Exact name of registrant as specified in its charter)

Australia	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 1, 1233 High Street, Armadale, Victoria, Australia 3143

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Delaney Corporate Services Ltd.

99 Washington Avenue, Suite 805A

Albany, New York 12210

Tel: (518) 465-9242
Fax: (518) 465-7883

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq. Darrin Ocasio, Esq. David B. Manno, Esq. Sichenzia Ross Ference Kesner LLP 61 Broadway New York, New York 10006 Tel: (212) 930-9700 Fax: (212) 930-9725	Mitchell S. Nussbaum, Esq. Norwood P. Beveridge, Jr. Esq. Lili Taheri, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000 Facsimile: (212) 407-4990

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-215204

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price(2)(3)	Amount of Registration Fee
Warrants to purchase American Depositary Shares	$—	$—
Ordinary shares underlying the American Depositary Shares issuable upon exercise of Warrants	$725,937	$84.14*

(1)	American depositary shares, or ADSs, issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-148037). Each ADS represents 40 ordinary shares.

(2)	Includes additional ordinary shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

*	Previously paid (File No. 333-215204).

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Immuron Limited (the “Registrant”) is filing this Registration Statement on Form F-1 (the “Registration Statement”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (Registration No. 333-215204) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on December 21, 2016, as amended on February 9, 2017, April 10, 2017, April 28, 2017, May 8, 2017, May 22, 2017, May 24, 2017, May 25, 2017 and May 26, 2017, and declared effective by the Commission on June 8, 2017, including the exhibits thereto, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sydney, Australia on June 8, 2017.

IMMURON LIMITED

By:	/s/ Thomas Liquard
Name: Thomas Liquard
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Non-Executive Chairman	June 8, 2017
Name: Roger Aston

/s/ Thomas Liquard	Chief Executive Officer	June 8, 2017
Name: Thomas Liquard	(principal executive officer)

*	Joint Chief Financial Officer and Secretary	June 8, 2017
Name: Peter Vaughan	(principal financial officer and principal accounting officer)

*	Joint Chief Financial Officer and Secretary	June 8, 2017
Name: Phillip Hains

*	Director	June 8, 2017
Name: Stephen Anastasiou

*	Director	June 8, 2017
Name: Daniel Pollock

*	Executive Vice Chairman	June 8, 2017
Name: Peter Anastasiou

	Director	June 8, 2017
Name: Ravi Savarirayan

* By:	/s/ Thomas Liquard
Thomas Liquard, Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Immuron Limited, has signed this registration statement or amendment thereto in New York, New York on June 8, 2017.

Authorized U.S. Representative

By:	/s/ Thomas Liquard
Thomas Liquard

EXHIBIT INDEX

Exhibits	Description

5.1	Opinion of Francis Abourizk Lightowlers regarding the validity of the ordinary shares and warrants being issued

5.2	Opinion of Sichenzia Ross Ference Kesner LLP

23.1	Consent of Francis Abourizk Lightowlers (see Exhibit 5.1)

23.2	Consent of Sichenzia Ross Ference Kesner LLP (see Exhibit 5.2)

23.3	Consent of Marcum LLP

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form F-1 filed on December 21, 2016)